EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP	Telephone (403) 691-8000
205-5th Avenue SW	Fax (403) 691-8008
Suite 3100, Bow Valley Square 2	www.kpmg.ca
Calgary AB
T2P 4B9

To the Board of Directors of TransAtlantic Petroleum Ltd.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-162814) of TransAtlantic Petroleum Ltd. of our report dated March 23, 2012 (except for Note 1 dated March 13, 2014) on the consolidated statements of comprehensive loss, equity and cash flows of TransAtlantic Petroleum Ltd. for the year ended December 31, 2011, which report appears in the Form 10-K of TransAtlantic Petroleum Ltd. for the year ended December 31, 2013.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada

March 13, 2014

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